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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Deferred Compensation Obligations of American Industrial Properties REIT (the "Company") of our reports: (i) dated March 6, 1998 with respect to the Consolidated Financial Statements of the Company as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997; (ii) dated March 4, 1998 with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Skyway and Central Park Industrial Properties for the year ended December 31, 1996 included in the Company's Current Report on Form 8-K dated March 23, 1998; (iii) dated January 15, 1998 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Inverness Industrial Property for the year ended December 31, 1996 included in the Company's Current Report on Form 8-K dated March 23, 1998; (iv) dated February 28, 1998 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Avion Industrial Property for the year ended December 31, 1996 included in the Company's Current Report on Form 8-K dated March 23, 1998; (v) dated February 13, 1998 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Spring Valley #6 Industrial Property for the years ended December 31, 1997 and 1996 included in Amendment No. 2 to the Company's Current Report on Form 8-K dated February 11, 1998; (vi) dated April 7, 1998, except for Note 5 as to which the date is May 6, 1998, with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of the Spieker Properties Portfolio for the year ended December 31, 1997 included in the Company's Current Report on Form 8-K dated April 30, 1998; and (vii) dated May 15, 1998 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of North Austin Office Building for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated April 30, 1998, all filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


Dallas, Texas
December 21, 1998